EXHIBIT 99.1

The Joint Corp. Acquires Four Previously Owned Franchised Clinics, Strengthening the Scottsdale/Phoenix Region Cluster

- Expected to be immediately accretive to the bottom line and improve the corporate clinic operating margin -

SCOTTSDALE, Ariz., May 23, 2022 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), the nation's largest provider of chiropractic care through The Joint Chiropractic® network, acquired four previously owned franchised clinics for $5.8 million on May 19, 2022.

“We are expanding and strengthening our corporate portfolio in the Scottsdale/Phoenix region,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “This opportunity arose with a multi-unit franchisee with clinics in both Arizona and California who wished to consolidate their clinics to California only. As these high performing, mature clinics are located in our headquartered region where we already have a cluster of 20 corporate clinics, we will quickly incorporate them into our portfolio. The valuation is in-line with previous acquisitions and reflects the strength of these clinic teams. As such, we expect them to be immediately accretive to the bottom line and improve our corporate clinic operating margin.”

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the continuing impact of the COVID-19 outbreak on the economy and our operations (including temporary clinic closures, shortened business hours and reduced patient demand), our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage, and the other factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2021, as updated or revised for any material changes described in any subsequently-filed Quarterly Reports on Form 10-Q or other SEC filings. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 700 locations nationwide and nearly 11 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Ranked number one on Forbes' 2022 America's Best Small Companies list, number three on Fortune's 100 Fastest-Growing Companies list and consistently named to Franchise Times "Top 400+ Franchises" and Entrepreneur's "Franchise 500®" lists, The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.thejoint.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com